UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2017

CONTENT CHECKED HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-190656	99-0371233
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28126 Peacock Ridge Drive, Suite 210, Rancho Palos Verdes, California 90275
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 541-4102

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Notice of Default Relating to $5,040,000 Principal Amount Secured Convertible Note with Hillair Capital Management LLC and Entry into Agreement for Stock for Asset Reorganization

On September 3, 2015, Content Checked Holdings, Inc, (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Hillair Capital Investments LP (“Hillair Investments”) and its assignee Hillair Capital Management LLC (“Hillair Management”) (Hillair Investments and Hillair Management are hereinafter collectively referred to as “Hillair”) pursuant to which the Company agreed to sell and Hillair agreed to buy an 8% Senior Secured Convertible Debenture in the aggregate principal amount of $5,040,000 (the “Debenture”).

Pursuant to the terms of the Securities Purchase Agreement, the Company, on September 3, 2015, issued to Hillair the Debenture in exchange for $5,040,000.  Further pursuant to the terms of the Securities Purchase Agreement and the Debenture, the Company agreed to pay Hillair the principal sum of $5,040,000.00 (the “Principal Sum”) on or before July 1, 2017 (the “Maturity Date”).

Prior to the Maturity Date, the Company was required under the terms of the Securities Purchase Agreement and the Debenture to make periodic redemption payments of principal and accrued interest to Hillair (the “Periodic Redemption Payments”).  In addition to the Principal Sum, the Company agreed to pay Hillair interest on the Principal Sum at the rate of 8% per annum, which interest was payable to Hillair quarterly beginning July 1, 2016 and on January 1, April 1, July 1 and October 1 of each year thereafter (the “Quarterly Interest Payments”) as well as on the date a Periodic Redemption Payment, as defined in the Debenture, was due.

In connection with the Debenture, and to secure repayment of the Debenture and all other and further obligations of the Company to Hillair, on September 3, 2015, the Company and Hillair executed a Security Agreement (the “Security Agreement”) pursuant to which Hillair was granted a security interest in essentially all of the assets of the Company, including but not limited to the Company’s intellectual property, to secure payment and performance of the respective obligations and liabilities of the Company to Hillair, and which Security Agreement provides, among other things, that upon a breach of the terms of the Debenture, Hillair is entitled to take possession of the assets of the Company.

In addition to the Security Agreement, and as an additional instrument to secure repayment of the Debenture and all other and further obligations of the Company to Hillair, on September 3, 2015, the Company’s wholly owned subsidiary, Content Checked, Inc., a Wyoming corporation (the “Company Subsidiary”) entered into and executed a Subsidiary Guarantee Agreement (the “Subsidiary Guarantee”) in favor of Hillair pursuant to which the Company Subsidiary unconditionally guaranteed the complete repayment of the Company’s obligations to Hillair under the Debenture.

Due to various business issues and challenges affecting the Company’s ability to successfully implement its business model on a timely basis, the Company, since its existence, has not been able to generate sustained and meaningful revenue, and has been unable to reduce its cash burn rate to a level more commensurate with its stage of development and revenue producing horizons. Because of the Company’s challenges to generate meaningful near-term revenue, the Company, on or about October 1, 2016, committed one or more defaults under the terms of the Debenture and Securities Purchase Agreement due to its inability to timely pay required Periodic Redemption Payments and Quarterly Interest Payments.

As a result of the Company’s defaults under the terms of the Debenture and Securities Purchase Agreement, Hillair, on or about December 27, 2016, declared the entire unpaid balance of the Debenture immediately due and payable, and made demand upon the Company for payment of the sums due and owing under the terms of the Debenture. Because of the Company’s compromised financial condition, the Company was not, and has not been, capable of meeting Hillair’s December 27, 2016 demand for payment.

On or about January 23, 2017, Hillair filed an action against the Company and the Company Subsidiary in the Los Angeles County Superior Court (West District) for the purpose of securing payment of the sums due and owing Hillair under the terms of the Debenture (the “Action”).  In the Action, Hillair sought and obtained an order appointing a receiver over the assets of the Company and the Subsidiary Company in which Hillair has a security interest (the “Assets”), and the Court appointed receiver has taken possession of the Assets.

Given the existence of the Action and appointment of a receiver over the Company’s and the Subsidiary Company’s assets, the severe constraints on the Company’s ability to improve its cash position, the inability of the Company to attract any further equity investment and its inability to pay employees on a going forward basis, the Company has had to consider strategic alternatives for the Company’s business, including the advisability of immediately ceasing all business operations.  Over the course of its consideration of strategic alternatives, the Company has had a series of conversations with Hillair regarding the possibility of restructuring the Debenture and extending further credit terms to the Company, but Hillair has been unwilling to restructure the Debenture and extend further credit terms to the Company.  The Company has however received an offer from Hillair to settle the Action and participate in a reorganization of the Company’s assets such that the Company would sell, assign and transfer the Assets to a newly formed corporation that will continue the Company’s original business plan with new capital (hereinafter referred to as “Newco”), in exchange for thirty percent (30%) of Newco’s equity.  Hillair, or its affiliates, would own seventy percent (70%) of Newco’s equity.

The basic terms of the offer received by Hillair which would result in the Company acquiring thirty percent (30%) of Newco’s equity in exchange for the Assets, and Hillair, or its affiliates, owning seventy percent (70%) of Newco’s equity, has been set forth in a Settlement Agreement principally entered into by and between the Company, the Subsidiary Company and Hillair on April 18, 2017 (the “Settlement Agreement”).  After considering considerable options regarding the current state of the Company’s business and prospects, the Company and the Subsidiary Company determined it to be in the best interest of the Company, the Subsidiary Company and their respective shareholders to enter into the Settlement Agreement and to pursue the transactions and agreements set forth therein, including but not limited to transferring the Assets to Newco in exchange for thirty percent (30%) of Newco’s equity.

The Settlement Agreement contemplates that the Company, Hillair and Newco will enter into one or more additional definitive agreements relating to the transactions and agreements described and set forth in the Settlement Agreement.  The parties to the Settlement Agreement believe that the transactions and agreements set forth therein will be consummated on or before May 31, 2016.

Item 1.03.	Bankruptcy or Receivership

Appointment of Receiver over the Company’s Assets

In connection with the Action referenced in Item 1.01 hereinabove, on or about January 27, 2017 the Court appointed Joel B. Weinberg (the “Receiver”) as receiver over the Assets.  In appointing the Receiver, the Court granted the Receiver, among other matters, the duty and power to take possession, custody and control of the Assets, including without limitation all related documents, books, records and accounts of the Company, and the power to operate the business of the Company as a going concern, operate the business of the Company for purposes of facilitating a sale or liquidation of the Company and the Assets, or shutdown and cease the Company’s operations.

On May 16, 2017, the Receiver sold, transferred and assigned the Assets to Hillair.  Pursuant to the terms of the Settlement Agreement referenced in Item 1.01 hereinabove, and as more particularly described in Item 1.01 hereinabove, the Assets are to be transferred by Hillair to Newco, seventy percent (70%) of whose equity is to be owned by Hillair, and thirty percent (30%) of whose equity is to be owned by the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Director; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Chief Financial Officer

On February 8, 2017, John Ballard resigned as Chief Financial Officer of the Company and any of its affiliates.

Item 9.01.	Financial Statements and Exhibits

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTENT CHECKED HOLDINGS, INC.

	By:	/s/ Kristian Finstad
Kristian Finstad
Date: May 26, 2017		Chief Executive Officer